THIRD (3rd) AMENDMENT TO SEAVIEW CORPORATE

CENTER OFFICE LEASE

THIS THIRD (3rd) AMENDMENT TO SEAVIEW CORPORATE CENTER OFFICE LEASE (“Third Amendment”) is made this 11th day of May, 2012 (the “Effective Date”),

BY AND BETWEEN:

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)

(a wholly owned subsidiary of Manulife Financial Corporation), a

Michigan corporation (hereinafter called “Landlord”),

OF THE FIRST PART,

and

THE ACTIVE NETWORK, INC., a Delaware corporation

(hereinafter called “Tenant”),

OF THE SECOND PART

WHEREAS, by that certain Seaview Corporate Center Office Lease dated November 11, 2006 (the “Original Lease”), as assigned and amended, Seaview PFG, LLC (the “Original Landlord”) leased to Tenant the following “Existing Premises” (as hereinafter collectively defined):

Building:	10182 Telesis Court, San Diego, California 92121, pursuant to Section 6.2 of the Summary attached to the Original Lease;

“Existing Premises”:	All of the Premises defined in the “Lease” (as hereinafter defined), including Floors 1-3 (and with regard to Floor 1: Tenant’s non-exclusive use of the “Ground Floor Lobby” (as shown or described in the Original Lease)), and 5 of the Building consisting of 82,847 rentable square feet, which rentable square feet will be increased by an additional 18,599 rentable square feet consisting of the entire 6th Floor of the Building on February 1, 2013 (the “6th Floor Expansion Space Commencement Date” per Paragraph 2.2 of the “First Amendment” (as hereinafter defined)); and

New Term and/or Lease Term:	Seven (7) years from the “New Term Commencement Date” of November 1, 2010, per Paragraph 3.1 of the First Amendment, through and including the October 31, 2017 New Expiration Date;

WHEREAS, the Original Landlord transferred all of its right, title and interest in and to the Original Lease to AG/POP Seaview Corporate, L.P. (the “Next Landlord”), and thereafter, the Next Landlord and Tenant modified the Original Lease by the following: that certain First Amendment to Lease dated October 31, 2010 (the “First Amendment”); and that certain Second Amendment to Lease dated March 31, 2011 (the “Second Amendment”). (For purposes hereof, the Original Lease, the First Amendment and the Second Amendment are sometimes hereinafter collectively defined as the “Lease”);

WHEREAS, Landlord has become the successor-in-interest to all of the right, title and interest of the Next Landlord (and any of that of the Original Landlord) in and to the Lease, as well as the Existing Premises, the Building and the Building Complex (the “Landlord Transfer”);

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WHEREAS, following the Landlord Transfer but as of the Effective Date, Landlord and Tenant now desire to further amend the Lease in order to: (i) confirm Tenant’s obligation to lease the 6th Floor Expansion Space from Landlord as of the February 1, 2013 6th Floor Expansion Space Commencement Date; (ii) confirm Tenant’s exercise of Tenant’s right to the “4th Floor Expansion Space”, consisting of 21,352 rentable square feet located on the entire 4th Floor of the Building, as more particularly described herein and in Paragraph 8 of the First Amendment, and as shown on Exhibit “A” attached hereto and incorporated herein by this reference, and add the 4th Floor Expansion Space to the Existing Premises (collectively, the “Premises”), as of the date which is May 1, 2013 (the “4th Floor Expansion Space Commencement Date”); (iii) as of the Effective Date and thereafter, add Tenant’s right to design, permit, construct and complete certain additional leasehold improvements and other refurbishment in the Ground Floor Lobby (collectively, the “Ground Floor Lobby improvements”), pursuant to Paragraph 3(e) below; and (iv) otherwise modify the Lease in accordance with the provisions hereof; and

WHEREAS, all capitalized terms used herein will have the same meanings as given such terms in the Lease, unless otherwise expressly defined in this Third Amendment.

NOW, WITNESSETH, that in consideration of the rents and/or Rents, covenants and agreements contained in the Lease, and also in consideration of the covenants and agreements hereinafter contained, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Landlord Transfer. As permitted under Paragraph 25.26 of the Original Lease, and elsewhere in the Lease, the Original Landlord/Next Landlord and Landlord completed the Landlord Transfer, and Tenant has been notified of same. Notwithstanding anything to the contrary set forth in the Lease, and as a result of the Landlord Transfer, the defined term “Landlord” will hereafter mean and be defined as: JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.) (a wholly owned subsidiary of Manulife Financial Corporation), a Michigan corporation. Furthermore, and notwithstanding Paragraph 3 in the Summary attached to the Original Lease, the address(es) of Landlord for notice and other purposes will be as follows:

c/o Manulife Financial/John Hancock Real Estate -
San Diego Office
7510 Clairemont Mesa Boulevard, Suite 211
San Diego, California 92111
Attn: Property Manager
Telephone: (858)292-1667

With a copy to:	c/o Manulife Financial/John Hancock Real Estate -
Los Angeles Office
865 S. Figueroa Street, Suite 3320
Los Angeles, California 90017
Attn: Ray Rothfelder, Property Director
Telephone: (213)689-0813

2. 6th Floor Expansion Space. In accordance with Paragraphs 2, 5, 6 and elsewhere in the First Amendment, and as of the 6th Floor Expansion Space Commencement Date, Landlord will lease to Tenant, as part of the “Existing Premises,” that certain 6th Floor Expansion Space defined and described herein and in the First Amendment.

3. 4th Floor Expansion Space/Other Modifications To Lease. Notwithstanding anything to the contrary set forth in the Lease, and as of the 4 Floor Expansion Space Commencement Date on May 1, 2013:

(a) Addition of 4th Floor Expansion Space: Landlord hereby leases to Tenant, in addition to the Existing Premises (which will then include the 6th Floor Expansion Space), that certain 4th Floor Expansion Space more commonly known as the entire Fourth (4th ) Floor of the Building and shown on Exhibit “A” attached hereto. As of the 4th Floor Expansion Space Commencement Date, and thereafter

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during the New Term through and including the New Expiration Date, the (i) term “Premises” will be collectively defined as both the Existing Premises (which will then include the 6th Floor Expansion Space) plus the 4th Floor Expansion Space; and (ii) the parties agree that the Existing Premises plus the 4th Floor Expansion Space will equal 122,798 rentable square feet in total. Following the 4th Floor Expansion Space Commencement Date, and except as otherwise expressly provided in this Third Amendment, all of the terms, covenants and conditions of the Lease will apply to the 4th Floor Expansion Space as though the 4th Floor Expansion Space were an original part of the “Premises” under the Lease.

(b) Base Rent, As Increased, and Additional Rent:

(i) In accordance with Articles 3 and 4 of the Original Lease, and as of the Effective Date and thereafter during the New Term, but to be increased thereafter in accordance with this Paragraph 3(b) below, the Base Rent payable by Tenant for the Existing Premises/Premises, including both the 6th Floor Expansion Space and the 4th Floor Expansion Space, as and when applicable, will be as set forth in the following schedule:

Period of New Term	Period of Base Rent	Monthly Base Rent	Monthly Base Rent Per RSF

March 1, 2012 (the Effective Date) - October 31, 2012 (8 months)	$1,578,069.66	$197,258.70	$2.381

November 1, 2012 - January 31, 2013 (3 months)	$612,405.00	204,135.00	2.464

Period of New Term (with 6th Floor Expansion Space)	Period of Base Rent	Monthly Base Rent	Monthly Base Rent Per RSF

February 1, 2013 (6th Floor Expansion Space Commencement Date) - April 30, 2013 (3 months)	$749,888.83	$249,962.94	$2.464

Period of New Term (with both 6th Floor Expansion Space PLUS 4th Floor Expansion Space)	Period of Base Rent	Monthly Base Rent	Monthly Base Rent Per RSF

May 1, 2013 (4th Floor Expansion Space Commencement Date) - October 31, 2013 (6 months)	$1,815,445.63	$302,574.27	$2.464

November 1, 2013 - October 31, 2014 (12 months each thereafter)	3,757,618.80	313,134.90	2.550

November 1, 2014 - October 31, 2015	3,888,767.06	324,063.92	2.639

November 1, 2015 - October 31, 2016	4,025,809.63	335,484.14	2.732

November 1, 2016 - October 31, 2017 (the New Expiration Date)	4,165,799.35	347,149.95	2.827

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(ii) In addition to Tenant’s obligation to pay the monthly Base Rent set forth above and elsewhere in the Lease, and as of the Effective Date and thereafter, Tenant will be and remain obligated to pay the Additional Rent and/or additional rent and all other amounts due and payable under the Lease.

(c) Base Year and Tenant’s Share of Direct Expenses (and Electricity Costs): As of the Effective Date and throughout the New Term: (i) the Base Year for the Existing Premises will be calendar year 2011; (ii) the Base Year for the 6th Floor Expansion Space will be calendar year 2013 as of the 6th Floor Expansion Space Commencement Date; and (iii) “Tenant’s Share of Direct Expenses (and Electricity Costs)” for the Existing Premises (including the 6th Floor Expansion Space, when applicable) will be increased to eighty-two decimal point sixty-one percent (82.61%), subject to further increase to one hundred percent (100%) for the entire Premises on the 4th Floor Expansion Space Commencement Date.

(d) No Landlord’s Leasehold Improvements/4th Floor Expansion Space Refurbishment:

(i) Except as otherwise provided in Paragraphs 3(d) and (e) below, and as of the Effective Date, Tenant accepts the Existing Premises in its then-current “AS-IS/WHERE-1S” condition “WITH ALL FAULTS”, and the continued possession of the Existing Premises by Tenant will conclusively establish that the Existing Premises were in such satisfactory condition, and with any Landlord-required leasehold improvements completed thereunder, in accordance with the Lease.

(ii) In connection with any 4th Floor Expansion Space leasehold improvements or other refurbishment in the Existing Premises (collectively, the “4th Floor Expansion Space Refurbished Improvements”), and as of the Effective Date but in advance of the 4th Floor Expansion Space Commencement Date, Landlord hereby agrees to contribute to Tenant an amount of up to, but in no event to exceed, Two Hundred Thirteen Thousand Five Hundred Twenty Dollars ($213,520.00) (the “4th Floor Expansion Space Refurbishment Allowance”), which will be applied by Landlord, at Landlord’s direction, against all costs related to Tenant’s preparation and revision of plans (including the architect, and Tenant’s engineering fees and costs), all permits and approvals, and the construction and completion of such 4th Floor Expansion Space Refurbished Improvements (and the Ground Floor Lobby Improvements, as and if so elected by Tenant), all of which 4th Floor Expansion Space Refurbishment Allowance must be utilized by Tenant, if at all, within one (1) year after the 4th Floor Expansion Space Commencement Date (as will be all reviewed, handled and disbursed by Landlord in accordance with Paragraph 6.2 of the First Amendment and, then, Article 8 of the Original Lease, except as otherwise expressly provided in this Third Amendment). Tenant hereby agrees to pay for all costs related to or in connection with the 4th Floor Expansion Space Refurbished Improvements which are in excess of the 4th Floor Expansion Space Refurbishment Allowance. Landlord may, but shall not be obligated to, pay any contractor, workman, material and/or service supplier and all persons who perform work or supply materials or services for Tenant, if any, if Tenant has failed to do so, and Tenant will pay Landlord on demand for any such amount that Landlord has so paid, unless such payment is made by Landlord prior to Landlord’s contribution of the entire 4th Floor Expansion Space Refurbishment Allowance, in which case, the amount of such payment by Landlord will be deducted from all or any remaining portion of the 4th Floor Expansion Space Refurbishment Allowance.

(e) Ground Floor Lobby Improvements: Also as of the Effective Date but in advance of the 4th Floor Expansion Space Commencement Date, Tenant may design, construct and complete, at Tenant’s cost and expense (including from the 4th Floor Expansion Space Refurbishment Allowance), the Ground Floor Lobby Improvements on the First (Is) Floor of the Building within the Existing Premises, all of which will become a part of the Premises (except as otherwise provided in Paragraph 3(e)(iv) below), and will be designed, constructed and completed in accordance with the following:

(i) At Landlord’s cost but not as any part of the 4th Floor Expansion Space Refurbishment Allowance, Landlord has had Ware Malcolmb, as architect, prepare a basic space plan,

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and possibly two (2) revisions, dated on or about the Effective Date for the Ground Floor Lobby improvements (collectively, the “Space Plan”), which shows the basic configuration of the Ground Floor Lobby Improvements, and which Space Plan has been mutually approved by both Landlord and Tenant. Based upon the Space Plan, Tenant shall cause the architect to prepare the final working drawings and specifications for the Ground Floor Lobby Improvements, which shall include telephone, electrical, plumbing and air-conditioning specifications, and all partitions, demising walls, floor coverings, wall coverings, window coverings, paint, cabinetry and sprinkler layouts, if any (the “Final Plans”). Within five (5) business days after Landlord receives the Final Plans from Tenant, Landlord and/or Landlord’s architect shall either approve or disapprove the Final Plans, in writing, delivered to Tenant, noting with reasonable particularity therein any changes or corrections that are required by Landlord. If Landlord makes any changes or corrections to the Final Plans, Tenant’s architect shall resubmit the revised Final Plans to Landlord within five (5) business days after receipt by Tenant of Landlord’s changes or corrections, and thereafter, Landlord and/or Landlord’s architect shall either approve or disapprove the revised Final Plans within three (3) business days after Landlord receives same, in writing, delivered to Tenant and noting with reasonable particularity therein any further changes or corrections that are required by Landlord. Tenant shall be responsible for all costs of Tenant, and the architect, engineers and/or consultants, in creating, reviewing and approving the Final Plans.

(ii) Following Landlord’s approval of the Final Plans, Tenant shall contract with a general contractor to construct and complete the Ground Floor Lobby Improvements in the Existing Premises in the same manner, and with the same selection process, as will be required for the 4th Floor Expansion Space Refurbished improvements set forth above. After selection of the general contractor, Tenant will enter into a construction contract with such general contractor for the Ground Floor Lobby Improvements, and thereafter, Tenant will cause the general contractor to apply for the required permits and approvals to construct the Ground Floor Lobby Improvements. Landlord shall be permitted to charge (and Tenant shall pay to Landlord) the Landlord Supervision Fee set forth in Paragraph 6.2.3 of the First Amendment.

(iii) Following Tenant’s receipt of the required permits and approvals, Tenant’s general contractor shall diligently pursue the construction of the Ground Floor Lobby Improvements in the same manner as set forth hereinabove for the 4th Floor Expansion Space Refurbished Improvements, and in accordance with Paragraph 6.2 of the First Amendment and, then, Article 8 of the Original Lease (except as otherwise expressly provided herein).

(iv) Unless otherwise elected by Landlord, in writing, prior to the New Expiration Date, Tenant will quit and surrender possession of the Ground Floor Lobby back to Landlord, as part of Tenant’s return and surrender of the Existing Premises, in as good order and condition, and without the Ground Floor Lobby Improvements included therein, as was delivered to Tenant on and before the Effective Date, all in accordance with Article 15 of the Original Lease.

4. Counterparts and Execution. This Third Amendment may be executed in multiple counterparts (including via facsimile, “pdf” and/or other electric transmission, if necessary, all of which will be conclusively deemed to be an original signature or signatures when attached hereto), and each of which will be deemed an original but all of which, when taken together, will constitute one in the same instrument.

[TEXT CONTINUED WITH SIGNATURES ON NEXT PAGE]

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5. No Further Modification. Except as otherwise set forth in this Third Amendment, all of the terms, covenants and conditions of the Lease will remain unmodified and in full force and effect. In the event of any conflict between the terms of this Third Amendment and the Lease, this Third Amendment will supersede and control.

IN WITNESS HEREOF, the parties hereto have executed this Third Amendment as of the Effective Date.

“LANDLORD”:	JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.) (a wholly-owned subsidiary of Manulife Financial Corporation), a Michigan Corporation

	By:	/s/ Thomas A. Patton
Thomas A. Patton Assistant Vice President and Managing Director-Western U.S.

“TENANT”:	THE ACTIVE NETWORK, INC.
a Delaware corporation

	By:	/s/ Mike Skelly
	Name:	Mike Skelly
	Its:	VP Finance

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DESCRIPTION OF 4th FLOOR EXPANSION SPACE

(This Exhibit, and all other Exhibits and Schedules consistent herewith, are for identification purposes only and are not to be interpreted as being a representation or warranty on the part of Landlord as to exact location, area, configuration and/or layout).

THIRD AMENDMENT

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